UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2023

CENTRAL PLAINS BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-272636	93-2239246
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

221 South Locust Street, Grand Island, Nebraska		68801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (308) 382-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 24, 2023, Central Plains Bancshares, Inc. (the “Company”), the proposed holding company for Home Federal Savings and Loan Association of Grand Island, which operates under the name “Home Federal Bank” (the “Bank”), announced today the commencement of its stock offering in connection with the Bank’s proposed conversion from the mutual form of organization to the stock form of organization. The Company and the Bank have received all requisite regulatory approvals and authorizations to commence the stock offering.

The Company is offering for sale up to 3,680,000 shares of common stock (subject to increase to up to 4,232,000 shares) at a purchase price of $10.00 per share. The shares are being offered for sale in a subscription offering to eligible depositors and certain borrowers of the Bank and to the Bank’s employee stock ownership plan. The Company may offer for sale any shares of common stock that are not subscribed for in the subscription offering to members of the general public in a community offering, with preference given to natural persons (and trusts of natural persons) residing in Adams, Buffalo, Clay, Dawson, Gosper, Hall, Hamilton, Howard, Lancaster, Merrick, Nuckolls and Phelps Counties in Nebraska.

All questions concerning the stock offering or requests for offering materials should be directed to the Stock Information Center at 1-(844) 265-9679. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central time. The Stock Information Center will be closed on bank holidays.

Completion of the conversion and stock offering is subject to the sale by the Company of at least 2,720,000 shares of its common stock in the stock offering, the receipt of final regulatory approval, the approval of the Bank’s members, and other customary closing conditions.

Keefe, Bruyette & Woods, Inc., A Stifel Company, is serving as marketing agent for the subscription offering, and will serve as marketing agent for any community offering. Luse Gorman, PC is serving as legal counsel to the Company and the Bank. Kilpatrick Townsend & Stockton LLP is serving as legal counsel to Keefe, Bruyette & Woods, Inc.

About Home Federal Savings and Loan Association of Grand Island

Originally chartered in 1935, Home Federal Savings and Loan Association of Grand Island, which operates under the name “Home Federal Bank,” is a federally-chartered mutual savings association headquartered in Grand Island, Nebraska. The Bank conducts its operations from the main office in Grand Island, Nebraska, six branch offices located in Grand Island, Hastings, Holdrege, Lexington and Superior, Nebraska, a drive-up facility in Grand Island, Nebraska and a loan production office in Lincoln, Nebraska.

Special Notice Regarding Common Stock

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements about the conversion and stock offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are inherently subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include that the conversion and stock offering may not be timely competed, if at all, that required regulatory and member approvals are not timely received, if at all, or that other customary closing conditions are not satisfied in a timely manner, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTRAL PLAINS BANCSHARES, INC.

DATE: August 24, 2023	By:	/s/ Steven D. Kunzman
Steven D. Kunzman
Chairman of the Board, President and Chief Executive Officer